EXHIBIT 10.16

Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

This exhibit is an English translation of a foreign language document. The Company hereby agrees to furnish to the SEC, upon request, a copy of the foreign language document.

MINUTES NO. 05/14 OF THE MEETING OF
THE BOARD OF DIRECTORS OF “FREEDOM FINANCE” JSC

Full name and location of the executive body:	“Freedom Finance” Joint-Stock Company (hereinafter referred to as the "Company")
Place of the meeting:	Republic of Kazakhstan, 050040, Almaty, Bostandyk district, 77/7 Al-Farabi Ave., n.p. Za, Esentai Tower Business Center
Date and time of the meeting:	May 14, 2024, 5 p.m.
The meeting of the Board of Directors is attended by:	Mr. Turlov Timur Ruslanovich - Chairman of the Board of Directors; Ms. Mantayeva Madina Boltayevna - Independent Director, Board Member; Mr. Lukyanov Sergey Nikolaevich –Board Member.
Invited: Kolegov A.R. Trofimov E.V. Beristenova A.A. Kizatov A.T. Panabergenov O.S. Metalnikov A.S. Nurambekova N.O.

–Deputy Chairman of the Management Board of “Freedom Finance” JSC;
–Managing Director for Legal and Compliance Strategy;
–Managing Director for Compliance Control;
–Executive Director of Legal Affairs;
–Director of the Investment Portfolio Management Department;
–Director of the Information Technology Department;
–Director of the Marketing Department;

Chairman of the meeting:	Turlov T.R.
Corporate Secretary:	Ramazanov Y.B.

All members of the Board of Directors were notified of the date, time, and location of the Board meeting by sending the relevant notice and agenda materials.
Three members of the Board of Directors are present at the meeting. In accordance with Clause 12.13 of Chapter 12 of the Charter of “Freedom Finance" JSC, a quorum is constituted by at least half of the Board members. Since all members of the Board of Directors are participating in this meeting, a quorum is present. The Board of Directors is authorized to make decisions on any matters within its competence. It was also proposed to use an open voting procedure.

The Chairman of the meeting proposed to vote on the issue of approving the agenda of the meeting.
The members of the Board of Directors unanimously decided to approve the agenda of the Board of Directors meeting in the following wording:

AGENDA:
1.“On consideration of the Report on foreign currency purchase/sale transactions in which “Freedom Finance” JSC was an interested party for the month of April 2024”;
2.“On the election of new members of the Board of Directors of “Freedom Finance Bank Kazakhstan” JSC;

3.“On changing the name and approving the new version of the Charter of “Freedom Finance Bank Kazakhstan” JSC”;
4.“On conclusion of the transaction on purchase and sale of fixed assets between “Freedom Finance” JSC and “Holding Operation” LLP for the amount of 46,950,501 (forty six million nine hundred fifty thousand five hundred and one) Tenge, in which “Freedom Finance” JSC is an interested party”;
5.“On conclusion of the transaction of paid provision of services by influencers with Private Company Freedom Advertising Ltd. in which “Freedom Finance” JSC is an interested party”;
6.“On approval of the Rules of Internal Control over the Use of Insider Information”.

Regarding the first agenda item “On consideration of the Report on foreign currency purchase/sale transactions in which “Freedom Finance” JSC was an interested party for the month of April 2024”, Panabergenov O.S. took the floor and presented in detail the information set forth in the explanatory note and materials.
Having considered the presented materials, Turlov T.R. proposed the members of the Board of Directors to take note of the presented Report.

The members of the Board of Directors VOTED:

Turlov T.R.	“FOR”
Mantayeva M.B.	“FOR”
Lukyanov S.N.	“FOR”

Having considered the agenda item and presented materials, in accordance with subparagraph 19) of paragraph 2 of Article 53, paragraph 1 of Article 73 of the Law of the RK “On Joint Stock Companies”, the Board of Directors DECIDED:

To take note of the Report on foreign currency purchase/sale transactions in which “Freedom Finance” JSC was interested for the month of April 2024.

Regarding the second agenda item, “On the election of new members of the Board of Directors of “Freedom Finance Bank Kazakhstan” JSC”, Lukyanov S.N. spoke and provided detailed information outlined in the explanatory note and accompanying materials.
After reviewing the provided materials, Turlov T.R. proposed that the Board members vote on the presented issue.

The members of the Board of Directors VOTED:

Turlov T.R.	“FOR”
Mantayeva M.B.	“FOR”
Lukyanov S.N.	“FOR”

Having considered the issue on the agenda and the submitted materials, in accordance with paragraphs 4, 5 of Article 35, subparagraph 5) of paragraph 1 of Article 36 of the Law of the RK “On Joint Stock Companies”, the Board of Directors DECIDED:

1.To determine the quantitative composition of the Board of Directors of “Bank Freedom Finance Kazakhstan” JSC in the number of 5 (five) members;
2.To elect Mr. Zhumagulov Aidos Bolatovich as a member of the Board of Directors of “Bank Freedom Finance Kazakhstan” JSC - representative of “Freedom Finance” JSC for a period of 3 (three) years from the date of adoption of this decision;
3.To establish, from the moment of adoption of this decision, a monthly compensation to a member of the Board of Directors - a representative of “Freedom Finance” JSC, Zhumagulov Aidos Bolatovich, according to Appendix No. 1 to this decision;
4.To elect a member of the Board of Directors as an independent director of “Bank Freedom Finance Kazakhstan” JSC Mr. Smolyakov Oleg Alexandrovich, for a period of 3 (three) years from the date of adoption of this decision;

5.To determine from the date of adoption of this decision, a monthly compensation to the member of the Board of Directors - the independent director of “Bank Freedom Finance Kazakhstan” JSC, Smolyakov Oleg Alexandrovich, according to Appendix No. 1 to this decision;
6.To compensate expenses to members of the Board of Directors of “Bank Freedom Finance Kazakhstan” JSC for the performance of their duties;
7.To instruct the Management Board of “Bank Freedom Finance Kazakhstan” JSC to carry out the necessary measures to coordinate candidates Zhumagulov A.B. and Smolyakov O.A. with the authorized body for regulation, control and supervision of the financial market and financial organizations.

Regarding the third agenda item “On changing the name and approving the Charter of “Freedom Finance Bank Kazakhstan” JSC in a new version”, Lukyanov S.N. took the floor and presented in detail the information provided in the explanatory note and materials.
Having considered the presented materials, Turlov T.R. proposed the members of the Board of Directors to approve the change of the name of “Bank Freedom Finance Kazakhstan” Joint Stock Company to “Freedom Bank Kazakhstan” Joint Stock Company and to approve the Charter of “Bank Freedom Finance Kazakhstan” Joint Stock Company in a new version.

The members of the Board of Directors VOTED:

Turlov R.S.	“FOR”
Mantayeva M.B.	“FOR”
Lukyanov S.N.	“FOR”

Having considered the agenda item and presented materials, in accordance with subparagraphs 5) of paragraph 1 of Article 36, paragraphs 4, 5 of Article 35 of the Law of the RK “On Joint Stock Companies”, the Board of Directors DECIDED:

1.To approve the change of the name of “Freedom Finance Bank Kazakhstan” Joint Stock Company to “Freedom Bank Kazakhstan” Joint Stock Company as indicated below:
•full name in Kazakh: “Фридом Банк Қазахстан” акционерлік қоғамы;
•full name in Russian: Акционерное общество “Фридом Банк Казахстан”;
•full name in English: “Freedom Bank Kazakhstan” Joint Stock Company;
•abbreviated name in Kazakh: “Фридом Банк Қазахстан”AҚ;
•abbreviated name in Russian: АО “Фридом Банк Казахстан”;
•abbreviated name in English: “Freedom Bank Kazakhstan” JSC.
2. To approve the Charter of “Freedom Finance Bank Kazakhstan” Joint Stock Company in a new version;
3. From the date of state re-registration of the joint stock company, in connection with the change of its name, to approve the change in all existing internal documents of the Bank approved by the decisions of the Sole Shareholder of the Bank, the name of “Freedom Finance Bank Kazakhstan” JSC in its full, abbreviated and other names in different spelling variants, different alphabetic registers and different cases to the name of “Freedom Bank Kazakhstan” JSC in the appropriate alphabetic registers and cases;
4. To authorize the Chairman of the Management Board of “Freedom Finance Bank Kazakhstan” JSC Akhmetova G.A. (or a person performing her duties) to sign the new version of the Charter of “Freedom Finance Bank Kazakhstan” JSC on behalf of its shareholder and to perform all necessary actions related to the state re-registration of the Bank in the authorized body of the Republic of Kazakhstan.

Regarding the fourth agenda item “On conclusion of the transaction on purchase and sale of fixed assets between “Freedom Finance” JSC and “Holding Operation” LLP for the amount of 46,950,501 (forty six million nine hundred fifty thousand five hundred and one) Tenge, in which “Freedom Finance” JSC is an interested party”, Metalnikov A.S. made a speech and provided detailed information set forth in the explanatory note and materials.
Having considered the submitted materials, Turlov T.R. noted that, taking into account his and S.N. Lukyanov’s affiliation, only independent director of the Board of Directors Mantaeva M.B. would vote on this issue and suggested that she vote on the submitted issue.

The members of the Board of Directors VOTED:

Turlov T.R.	Not voting
Mantayeva M.B.	“FOR”
Lukyanov S.N.	Not voting

Having considered the issue of the agenda and presented materials, in accordance with subparagraph 21) of paragraph 12.2 of the Charter of “Freedom Finance” JSC, subparagraph 19) of paragraph 2 of Article 53 of the Law of the RK “On Joint Stock Companies” the Board of Directors DECIDED:

To conclude a transaction on purchase and sale of fixed assets of “Freedom Finance” JSC with “Holding Operation” LLP for the amount of 46,950,501 (forty six million nine hundred fifty thousand five hundred and one) Tenge, as a transaction in which Freedom Finance JSC is an interested party.

Regaring the fifth agenda item “On conclusion of the transaction of paid provision of services by influencers with Private Company Freedom Advertising Ltd. in which Freedom Finance JSC is an interested party", Nurambekova N.O. spoke and provided detailed information set forth in the explanatory note and materials.
Having considered the submitted materials, Turlov T.R. noted that, taking into account his and S.N. Lukyanov’s affiliation, only independent director of the Board of Directors Mantaeva M.B. would vote on this issue and suggested that she vote on the submitted issue.

The members of the Board of Directors VOTED:

Turlov R.S.	Not voting
Mantayeva M.B.	“FOR”
Lukyanov S.N.	Not voting

Having considered the agenda item and the submitted materials, in accordance with subparagraph 21) of paragraph 12.2 of the Charter of “Freedom Finance” JSC, subparagraph 19) of paragraph 2 of Article 53 of the Law of the RK “On Joint Stock Companies”, the Board of Directors DECIDED:
1.To conclude the transaction of paid provision of services by influencers with Private Company Freedom Advertising Ltd. in which “Freedom Finance” JSC is an interested party;
2.Instruct Nurambekova N.O., Director of the Marketing Department of “Freedom Finance” JSC, to take measures arising from this decision.

Regarding the sixth agenda item “On approval of the Rules of Internal Control over the Use of Insider Information” Kizatov A.T. made a speech and presented in detail the information provided in the explanatory note and materials.
Having reviewed the presented materials, Turlov T.R. proposed the members of the Board of Directors to to approve the presented Rules.

The members of the Board of Directors VOTED:

Turlov R.S.	“FOR”
Mantayeva M.B.	“FOR”
Lukyanov S.N.	“FOR”

Having considered the agenda item and the submitted materials, in accordance with subparagraph 15) of paragraph 12.2 of Article 12 of the Charter of “Freedom Finance” JSC, section 2 of subparagraph 7) of paragraph 1 of Article 56-1 of the Law of the RK “On Securities Market”, the Board of Directors DECIDED:
1.To approve the Rules of Internal Control over the Use of Insider Information to be effective from May 15, 2024 (Appendix No. 1 to these Minutes);
2.To declare invalid the Rules of Internal Control of Access to Insider Information, the Procedure for its Disclosure and Preventing the Possibility of Misuse of Insider Information (approved by the Board of Directors on May 03, 2017, Minutes No. 03/17).

The Chairman of the meeting Turlov T.R. reported that all the items on the Agenda have been considered and relevant decisions have been made on them, therefore, he declared the meeting closed.

Chairman of the Board of Directors        /s/ T. Turlov            T. Turlov

Independent Director -
Member of the Board of Directors        /s/ M. Mantayeva            M. Mantayeva

Member of the Board of Directors        /s/ Lukyanov S.            Lukyanov S.

Corporate Secretary                /s/ Ramazanov Y.            Ramazanov Y.

(seal)

Appendix No. 1
to the decision of the Board of Directors
“Freedom Finance” JSC - the Sole Shareholder of
“Bank Freedom Finance Kazakhstan” JSC
dated May 14, 2024 (Minutes No. 05/14)

№	Full Name	Title	Compensation	Salary terms
1	Smolyakov Oleg Aleksandrovich	Member of the Board of Directors – independent director of “Bank Freedom Finance Kazakhstan” JSC	[***]	Monthly
2	Zhumagulov Aidos Bolatovich	Member of the Board of Directors of “Bank Freedom Finance Kazakhstan” JSC	2 980 389 (two million nine hundred eighty thousand three hundred eighty-nine) tenge after tax deduction	Monthly